U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 31, 2008

High Velocity Alternative Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49950	98-0232018
(Commission File No.)	(IRS Employer Identification No.)

14 Garrison Inn Lane
Garrison, NY 10524
(845) 424-4100
(Address and telephone number of principal executive offices and place of business)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of January 31, 2008, the following have resigned as a Principal Officer and Director of the registrant.

Michael Margolies	President and Director
Stanley Chason	Director

The Executive Officer and Director resigning has stated in his resignation letter that his resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.  The Director resigning does not indicate that he has any dispute or disagreement relating to the Company’s operations, policies or practices.

Each resigning Executive Officer has been provided a copy of his disclosure, no less than the day the Registrant is filing the disclosure with the Commission.  Each Executive Officer will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree.

The following individual has been appointed by to our Board of Directors, effective as of January 31, 2008, to the position indicated:

Name	Age	Position
Richard Carter	38	CEO, President

1998 – 2002:   GunnAllen Financial, Senior Vice President
2002 – 2004:   National Securities, Senior Vice President
2004 – 2007:   Emerging Capital Partners, Managing Partner.  Emerging Capital Partners is a private equity firm specializing in raising capital for small businesses.  They specialize in companies within the technology, housing, petroleum and distressed debt markets.

Since October, 2007, Mr. Carter has been in charge of our operating subsidiary.

Section 8 – Other Events

Item 8.01	Other Events

The Registrant has relocated the offices of its Corporate/Executive Offices from 14 Garrison Inn Lane, Garrison, New York  10524, to the following address:

Office of the President:
High Velocity Alternative Energy Corp
5841 West 66th Street
Bedford Park, IL 60638
(708) 496-9710

Administrative and Accounting Office:
High Velocity Alternative Energy Corp
1328 Zion Road
Bellefonte, PA 16823
(814) 357-9104

Effective February 4, 2008, the Registrant authorized the issuance of shares of common stock as follows:

Name	Shares	Reason
Ronald Shapss	500,000	Director Compensation
Richard Carter	1,300,000	Employment Compensation
James W. Zimbler	800,000	Director/Employment Compensation
Elliot Cole	250,000	Director Compensation
Michael S. Krome	100,000	Legal Compensation
Michael Cahr	98,000	Conversion of Debt Due

In addition, the holders of substantially all of the remaining Series B Cumulative Convertible Preferred Stock (the “Series B shares”) not previously converted into shares of common stock have elected to convert the Series B Shares into common stock, resulting in approximately 1,172,627 shares of common stock.

As a result of the shares issued as set forth herein and the Series B shares that are to be converted as set forth above, the Registrant will have approximately 9,108,982 shares of common stock issued and outstanding.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
Exhibit 17.1 Letter of Resignation of Michael Margolies
Exhibit 17.2 Letter of Resignation of Stanley Chason

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2008

High Velocity Alternative Energy Corp.

By:	Richard Carter

Richard Carter, President